Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Managing Director, External Communications	Managing Director, Investor Relations
614/716-1120	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS SECOND-QUARTER 2019 EARNINGS, REAFFIRMS FULL-YEAR EARNINGS GUIDANCE

•	Second-quarter 2019 GAAP earnings of $0.93 per share

•	Second-quarter 2019 operating earnings of $1.00 per share

•	Investments to benefit customers support operating earnings performance

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter ended June 30			Year-to-date ended June 30
	2019	2018	Variance	2019	2018	Variance
Revenue ($ in billions):	3.6	4.0	(0.4)	7.6	8.1	(0.5)
Earnings ($ in millions):
GAAP	461.3	528.4	(67.1)	1,034.1	982.8	51.3
Operating (non-GAAP)	493.6	498.3	(4.7)	1,078.4	971.5	106.9

EPS ($):
GAAP	0.93	1.07	(0.14)	2.10	2.00	0.10
Operating (non-GAAP)	1.00	1.01	(0.01)	2.19	1.97	0.22
EPS based on 494 million shares 2Q 2019, 493 million shares 2Q 2018, 493 million shares YTD 2019 and 492 million shares YTD 2018

COLUMBUS, Ohio, July 25, 2019 - American Electric Power (NYSE: AEP) today reported second-quarter 2019 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $461 million or $0.93 per share, compared with GAAP earnings of $528 million or $1.07 per share in second-quarter 2018. Operating earnings for second-quarter 2019 were $494 million or $1.00 per share, compared with operating earnings of $498 million or $1.01 per share in second-quarter 2018. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2019 GAAP earnings and operating earnings for the quarter and year-to-date was driven in part by certain one-time transactional costs related to the acquisition of assets from Sempra Renewables, as well as severance and related charges.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“We continue to achieve solid earnings results based on our investments to enhance the resiliency and reliability of service we provide for our customers,” said Nicholas K. Akins, AEP chairman, president and chief executive officer. “Our performance in the second quarter was positive, even without the boost from weather that we had last year. Weather was back to normal this spring and has been much more moderate this year than in the first half of 2018.
“Our Transmission Holding Co. business continues to grow as we make critical investments to replace aging equipment and ensure that we maintain a robust, resilient grid. AEP Transmission Holding Co. contributed 31 cents per share for the quarter, an increase of 10 cents per share from the same period last year. Net plant for AEP Transmission Holding Co. has grown by $1.4 billion, a 19% increase, since June 2018,” Akins said.
“We also are moving forward with the clean energy investments that our customers have told us they expect from their energy provider. We filed last week for regulatory approval to acquire and own 1,485 megawatts of new wind energy that will provide significant savings benefits for our customers in Arkansas, Louisiana, Oklahoma and Texas. We also recently completed the purchase of 227 MW of the Santa Rita East Wind Project near San Angelo, Texas. AEP now has nearly 5,300 MW of regulated and contracted renewable generation in its portfolio, including 2,258 MW that we own and another 3,015 MW through long-term power purchase agreements.
“Our performance so far this year is on track with our expectations, even though we are seeing lower demand across all customer classes primarily due to trade tariffs and the strong U.S. dollar. Despite these economic headwinds, we continue to grow the business and remain confident in reaffirming our 2019 operating earnings guidance of $4.00 to $4.20 per share,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 19	2Q 18	Variance	YTD 19	YTD 18	Variance
Vertically Integrated Utilities (a)	177.7	276.8	(99.1)	480.1	508.0	(27.9)
Transmission & Distribution Utilities (b)	131.4	114.0	17.4	287.9	239.4	48.5
AEP Transmission Holdco (c)	154.5	101.1	53.4	278.7	205.1	73.6
Generation & Marketing (d)	9.4	38.8	(29.4)	49.5	57.0	(7.5)
All Other	(11.7)	(2.3)	(9.4)	(62.1)	(26.7)	(35.4)
Total GAAP Earnings (Loss)	461.3	528.4	(67.1)	1,034.1	982.8	51.3

Operating Earnings (non-GAAP)	2Q 19	2Q 18	Variance	YTD 19	YTD 18	Variance
Vertically Integrated Utilities (a)	186.9	276.8	(89.9)	497.7	508.0	(10.3)
Transmission & Distribution Utilities (b)	131.3	114.0	17.3	287.9	239.4	48.5
AEP Transmission Holdco (c)	154.6	101.1	53.5	278.8	205.1	73.7
Generation & Marketing (d)	27.4	26.5	0.9	70.5	63.5	7.0
All Other	(6.6)	(20.1)	13.5	(56.5)	(44.5)	(12.0)
Total Operating Earnings (non-GAAP)	493.6	498.3	(4.7)	1,078.4	971.5	106.9

A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

a.	Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power.

b.	Includes Ohio Power, AEP Texas.

c.	Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.

d.	Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.

EARNINGS GUIDANCE
AEP management reaffirmed its 2019 operating earnings guidance range of $4.00 to $4.20 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, acquisitions, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $3.91 to $4.11. See the table below for a full reconciliation of 2019 earnings guidance.

2019 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$3.91	to	$4.11

Mark-to-market impact of commodity hedging activities		0.03

Severance charges		0.04

Acquisition fees		0.02

Operating EPS Guidance	$4.00	to	$4.20

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. AEP’s approximately 18,000 employees operate and maintain the nation’s largest electricity transmission system and more than 219,000 miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.4 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 32,000 megawatts of diverse generating capacity, including nearly 5,300 megawatts of renewable energy. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, AEP

Energy Partners, AEP OnSite Partners, and AEP Renewables, which provide innovative competitive energy solutions nationwide. For more information, visit aep.com.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; availability of necessary generating capacity, the performance of AEP’s generating plants and the availability of fuel; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, OPEB, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the Second Quarter of 2019
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2019
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		177.7	131.4	154.5	9.4	(11.7)	461.3	$0.93

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	12.3	—	12.3	0.03
Severance Charges	(b)	9.2	(0.1)	0.1	(0.1)	—	9.1	0.02
Acquisition Fees	(b)	—	—	—	5.8	5.1	10.9	0.02

Total Special Items		9.2	(0.1)	0.1	18.0	5.1	32.3	$0.07

Operating Earnings (Loss) (non-GAAP)		186.9	131.3	154.6	27.4	(6.6)	493.6	$1.00

Financial Results for the Second Quarter of 2018
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2018
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		276.8	114.0	101.1	38.8	(2.3)	528.4	$1.07

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(12.3)	—	(12.3)	(0.02)
Effects of Kentucky Tax Law	(c)	—	—	—	—	(17.8)	(17.8)	(0.04)

Total Special Items		—	—	—	(12.3)	(17.8)	(30.1)	$(0.06)

Operating Earnings (Loss) (non-GAAP)		276.8	114.0	101.1	26.5	(20.1)	498.3	$1.01

(a)	Reflected in Revenues and Income Tax Expense.

(b)	Reflected in Other Operation Expenses and Income Tax Expense.

(c)	Reflected in Income Tax Expense.

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30
ENERGY & DELIVERY SUMMARY	2019	2018	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,315	7,545	(16.3)%
Commercial	5,710	6,232	(8.4)%
Industrial	8,865	9,030	(1.8)%
Miscellaneous	547	587	(6.8)%
Total Retail	21,437	23,394	(8.4)%

Wholesale Electric (in millions of kWh): (a)	4,826	4,986	(3.2)%

Total KWHs	26,263	28,380	(7.5)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,799	6,409	(9.5)%
Commercial	6,232	6,417	(2.9)%
Industrial	5,864	6,194	(5.3)%
Miscellaneous	196	194	1.0%
Total Retail (b)	18,091	19,214	(5.8)%

Wholesale Electric (in millions of kWh): (a)	440	534	(17.6)%

Total KWHs	18,531	19,748	(6.2)%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power and Other Wholesale Customers.

(b)	Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2019
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2019
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		480.1	287.9	278.7	49.5	(62.1)	1,034.1	$2.10

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	15.3	—	15.3	0.03
Severance Charges	(b)	17.6	—	0.1	(0.1)	0.5	18.1	0.04
Acquisition Fees	(b)	—	—	—	5.8	5.1	10.9	0.02

Total Special Items		17.6	—	0.1	21.0	5.6	44.3	$0.09

Operating Earnings (Loss) (non-GAAP)		497.7	287.9	278.8	70.5	(56.5)	1,078.4	$2.19

Financial Results for Year-to-Date 2018
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2018
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		508.0	239.4	205.1	57.0	(26.7)	982.8	$2.00

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	6.5	—	6.5	0.01
Effects of Kentucky Tax Law	(c)	—	—	—	—	(17.8)	(17.8)	(0.04)

Total Special Items		—	—	—	6.5	(17.8)	(11.3)	$(0.03)

Operating Earnings (Loss) (non-GAAP)		508.0	239.4	205.1	63.5	(44.5)	971.5	$1.97

(a)	Reflected in Revenues and Income Tax Expense.

(b)	Reflected in Other Operation Expenses and Income Tax Expense.

(c)	Reflected in Income Tax Expense.

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30
ENERGY & DELIVERY SUMMARY	2019	2018	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	15,531	17,117	(9.3)%
Commercial	11,343	11,976	(5.3)%
Industrial	17,410	17,650	(1.4)%
Miscellaneous	1,093	1,141	(4.2)%
Total Retail	45,377	47,884	(5.2)%

Wholesale Electric (in millions of kWh): (a)	10,630	10,724	(0.9)%

Total KWHs	56,007	58,608	(4.4)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	12,346	13,206	(6.5)%
Commercial	11,850	12,103	(2.1)%
Industrial	11,635	11,868	(2.0)%
Miscellaneous	372	365	1.9%
Total Retail (b)	36,203	37,542	(3.6)%

Wholesale Electric (in millions of kWh): (a)	1,078	1,201	(10.2)%

Total KWHs	37,281	38,743	(3.8)%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(b)	Represents energy delivered to distribution customers.